Exhibit 10.37

                SECOND AMENDMENT AND EXTENSION OF LEASE AGREEMENT
                -------------------------------------------------

      THIS SECOND AMENDMENT ENSION OF LEASE AGREEMENT, made and entered into this 22nd day of September, 2003, by and between CB Partners Limited Partnership, an Ohio limited partnership (hereinafter referred to as "Landlord") and KarINet, Inc., an Ohio corporation (hereinafter referred to as "Tenant").

      WHEREAS, a Lease dated January 30, 2001 (hereinafter referred to as "Lease") was entered into between Landlord and Tenant in which Tenant leased approximately 6,376 square feet of the space from Landlord identified as Suite 100 (the "Premises") on the first floor of a certain premises in the Building known as 525 Metro Place North, Dublin, Ohio, 43017.

      WHEREAS, Landlord and Tenant entered into a First Amendment and Extension of Lease Agreement dated November 14, 2002, extending the term of lease to January 31, 2008; and

      WHEREAS, Landlord and Tenant now wish to modify the lease to include the use of Suite 150 for a limited time; and

      NOW THEREFORE, in consideration of the mutual covenants, condition and agreements hereinafter contained, Landlord and Tenant hereby agree as follows:

      1. Tenant agrees to lease Suite 150 in MetroCenter I, 525 Metro Place North, consisting of 2,564 rentable square feet on a temporary basis (hereinafter 'Temporary Unit".

      2. The term of lease for the Temporary Unit shall be for three months commencing October 1, 2003. At any time Landlord has the right to terminate Tenant's right to occupy Suite150 after giving Tenant thirty (30) days notice to vacate. After December 31, 2003, Tenant will have the right to terminate its right to occupy the Temporary Unit by giving thirty (30)' days prior written notice to Landlord.

      3.    Base rent for the Temporary unit shall be as follows:

--------------------------------------------------------------------------------
              From                     To                   Amount/Month
--------------------------------------------------------------------------------
        October 1, 2003         December31, 2003               $1,750.00
--------------------------------------------------------------------------------
        January 1, 2004          March 31, 2004                $2,100.00
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         April 1, 2004            June 30, 2004                $2,450.00
--------------------------------------------------------------------------------
          July 1, 2004         September 30, 2004              $3,000.00
--------------------------------------------------------------------------------
        October 1, 2004         January 31, 2008           $17.50/SF/Year
--------------------------------------------------------------------------------

      4. Tenant agrees to take the space in "as is" condition. Tenant also agrees that it will return the space in the same condition as it was turned over to Tenant upon occupancy. Any damage done to the Temporary Unit during Tenant's occupancy is Tenant's responsibility to repair at Tenant's cost. If Landlord has to repair or clean the space after Tenant vacates, Tenant agrees to pay all costs associated with said repair and/or cleaning.

      5. Tenant agrees to allow Landlord and Landlord's real estate brokers access to the Temporary Unit from time to time to show it to any prospective tenants. Landlord agrees to call in advance of any showing to notify Tenant. In addition Landlord agrees to use a reasonable effort to minimize any disruption to Tenant.

      6. SATELLITE AND COMMUNICATION EQUIPMENT: Notwithstanding any other provision of this Lease, but in all events subject to the provisions of Section10 hereof and the other terms and conditions hereinafter set forth, Tenant, at Tenant's sole cost and expense, shall have the right during the term of this Lease to install, operate, maintain, repair,. replace and remove, or cause to be installed, operated, maintained, repaired, replaced and removed, telecommunications equipment, including without limitation, cabling, wiring, antennae and other related equipment (the "Telecommunications Equipment") within the Premises and other interior portions of the Building, including the shafts, risers, raceways, service areas, and utility connections and on the roof thereof. The location and placement of the Telecommunications Equipment shall be (1) in accordance with plans and specifications therefore approved by Landlord at Tenant's cost and expense and (ii) performed under the supervision of Landlord's contractors or building manager if Landlord deems such supervision necessary; provided, however, any such installation by or for Tenant shall be undertaken in such a manner as- to leave adequate space in the Building and-on-the roof thereof for the telecommunication needs of Landlord and other tenants of the Building When installed and----during the operation thereof, the-Telecommunications Equipment shall be maintained by the Tenant in good condition and repair and shall not at any time affect, impede, disrupt or interrupt the operation of any equipment of Landlord or any other tenant of the Building or the Development or the use by Landlord or any tenant of the Building or the Development of any part thereof except as expressly permitted by Landlord. Any installation of the Telecommunications Equipment on the roof of the Building shall be undertaken in a manner which preserves and does not violate any roof warranty held by Landlord and, if necessary, shall be performed at the direction or under the supervision of Landlord's roof installer. In no event shall service, repairs or replacements be performed on any Telecommunications Equipment located outside of the Premises without notice to Landlord and supervision by Landlord's contractors, building manager or roof installer, as appropriate. Tenant shall reimburse Landlord for any costs incurred by Landlord in reviewing and/or approving Tenant's plans and Specifications for the Telecommunications Equipment and for any costs of supervisory personnel.

            Tenant acknowledges that the provisions of Section 13 of this Lease shall be applicable to the Telecommunications Equipment and Tenant's use thereof. In addition, if Tenant fails to maintain the Telecommunication Equipment or by virtue of Tenant's use thereof, the provisions of this Section or any other applicable section of this Lease are violated, Landlord shall have the right to correct immediately and without notice to Tenant any such violation at Tenant's sole cost and expense. Such corrective action may include, but shall not be limited to, the disconnection or removal of all or any portion of the Telecommunications Equipment.

            Upon the expiration or earlier termination of this tease, Tenant shall remove such of the Telecommunications Equipment as Landlord directs and repair any damage to the Premises and the Building caused thereby. Such removal obligation shall include the removal of all cabling, wiring and similar installations.

      7. Except as expressly set forth herein the lease shall Continue upon the same terms and conditions as contained therein.

      IN WITNESS WHEREOF, the undersigned have set their hands as of the day and year first written above.

WITNESS:                                   LANDLORD: CB PARTNERS LIMITED
                                           PARTNERSHIP
                                           By: CABRO, INC., an Ohio corporation,
                                           general partner


/s/ Kelly J. Matsko                        By: /s/ James A. Carney
-------------------                            -------------------
                                           James A. Carney, President

WITNESS:                                   TENANT: KARLNET, INC.


/s/ James C. Longtine                      By: /s/ Douglas Karl
---------------------                          ----------------
James C. Longtine                          Douglas Karl, President


/s/ Kevin Harris
----------------
Kevin Harris